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                                                                    EXHIBIT 23.2

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference herein of our reports dated January 20, 2000, with respect to the consolidated balance sheet of Kana Communications, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1999, and the related financial statement schedule, which reports appear in the December 31, 2000, Form 10-K of Kana Communications, Inc.


                                                  KPMG LLP


Mountain View, California
April 26, 2001